UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 9, 2011

SOLAR ENERTECH CORP.
(Exact name of Company as specified in Charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-51717 (Commission File No.)	98-0434357 (IRS Employee Identification No.)

655 West Evelyn Avenue, Suite #2
Mountain View, CA 94041
 (Address of Principal Executive Offices)
(650) 688-5800
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

TABLE OF CONTENTS

Item 2.02 Results of Operations and Financial Conditions	3
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.	3
Item 9.01 Financial Statements and Exhibits	3
SIGNATURE	4
EXHIBIT INDEX	5
EXHIBIT 99.1

Item 2.02	Results of Operations and Financial Conditions.

On May 13, 2011, Solar EnerTech Corp. (the “Company”) issued a press release announcing its financial results for the second fiscal quarter ended March 31, 2011 and its appointment of a new Chief Financial Officer. A copy of the Company’s press release is attached hereto as Exhibit 99.1.

The information disclosed under this Item 2.02, including Exhibit 99.1 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be deemed incorporated by reference into any filing made under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

As previously reported, the Company’s current Chief Financial Officer, Mr. Steve Ye, resigned as an employee of the Company on April 1, 2011, although he continues to serve as the Company’s Chief Financial Officer as a consultant.  Mr. Ye will resign as the Company’s Chief Financial Officer on May 16, 2011 upon the effectiveness of Ms. Susan Yao’s appointment as Chief Financial Officer as described below.

(c)

            On May 9, 2011, the Company’s Board of Directors appointed Ms. Susan Yao, age 36, to serve as the Company’s Chief Financial Officer effective May 16, 2011, as announced in the Company’s press release attached as Exhibit 99.1 to this Current Report.  Ms. Yao will be responsible for the Company's worldwide finance and accounting functions.

Ms. Yao has over 14 years of work experience in accounting and finance in multinational corporations. Prior to joining the Company, Ms. Yao served as Financial Controller at Shanghai Shen-Mei Beverage & Food Co., Ltd., a Coca-Cola subsidiary in China from May 2010 to May 2011. Prior to her position at Coco-Cola, Ms. Yao was Deputy Finance Chief at Shanghai SVA-NEC Liquid Crystal Display Co., Ltd. for six years and previous to that worked at Shanghai Hewlett-Packard Co., Ltd. as a costing supervisor.

Ms. Yao began her career at Shanghai Jiao Tong University as an accounting lecturer. She holds a bachelor’s degree in both accounting and economic law from Jiangxi University of Finance and Economics and a master’s degree in accounting from the Shanghai University of Finance and Economics.

There are no relationships or related party transactions involving Ms. Yao requiring disclosure in this Current Report on Form 8-K.  Please see disclosure under Item 5.02(e) below for the material terms of Ms. Yao’s labor agreement.

(e)

The Company entered into a labor contract (the “Agreement”) effective May 16, 2011 with Susan Yao whereby Ms. Yao shall serve as the Company’s Chief Financial Officer.  Under the Agreement, Ms. Yao will receive an annual salary of Chinese RMB 600,000 (approximately US$92,600 as of the date hereof) and a stock option grant to purchase up to 500,000 shares of the Company’s Common Stock, and Ms. Yao will be eligible to receive an annual bonus equal to approximately one month’s salary.  The term of the Agreement is three years.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Earnings release dated May 13, 2011 regarding the Company’s financial results for the second fiscal quarter ended March 31, 2011 and its appointment of a new Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 13, 2011	SOLAR ENERTECH CORP.

	By:	/s/Leo Shi Young
Leo Shi Young President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Earnings release dated May 13, 2011 regarding the Company’s financial results for the second fiscal quarter ended March 31, 2011 and its appointment of a new Chief Financial Officer